Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Partners and Stockholders of

Wheeler Real Estate Investment Trust, Inc. and

Affiliated Companies

Virginia Beach, Virginia

We hereby consent to the incorporation by reference in this Form S-11, Amendment No. 4, of Wheeler Real Estate Investment Trust and Affiliated Companies (the “Company”) of our report dated April 18, 2012 relating to the financial statements and financial statement schedules of the Company for the years ended December 31, 2009, 2010, and 2011 as listed in the accompanying index.

/s/ Cherry, Bekaert & Holland, L.L.P.

Virginia Beach, Virginia

April 18, 2012